Exhibit 4.27

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

This Amended and Restated Registration Rights Agreement (this “Agreement”), which amends and restates in its entirety the Registration Rights Agreement among the parties hereto (“Original Agreement”), is made and entered into as of September 22, 2006, by and among Synova Healthcare Group, Inc., a Nevada corporation (the “Company”), and the purchasers signatory hereto (each such purchaser, a “Purchaser” and collectively, the “Purchasers”).

Pursuant to Section 6(d) of the Original Agreement, the parties desire to amend and restate all of the terms, conditions and provisions of the Original Agreement in its entirety. This Agreement is made pursuant to the Amended and Restated Convertible Note Purchase Agreement, dated as of the date hereof among the Company and the Purchasers (the “Purchase Agreement”).

The Company and the Purchasers hereby agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 7(d).

“Commission” means the United States Securities and Exchange Commission or its successor federal agency.

“Electing Holder” shall have the meaning set forth in Section 4(a).

“Holder” means any person that is the record owner of Registrable Securities (and includes any person that has a beneficial interest in any Registrable Security in book-entry form).

“Holders” mean every Holder collectively.

“Indemnified Party” shall have the meaning set forth in Section 6(c).

“Indemnifying Party” shall have the meaning set forth in Section 6(c).

“Losses” shall have the meaning set forth in Section 6(a).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means all of the Note Shares and the Warrant Shares, together with any shares of Common Stock issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Registration Statement” means the registration statements required to be filed hereunder, including (in each case) the Prospectus, amendments and supplements to the registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in the registration statement.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” shall mean the Securities Act of 1933, as amended.

2. Demand Registration.

(a) If the Company fails to complete the Subsequent Offering (as defined in the Note) by October 31, 2006, then upon written notice (a “Demand”) from a Holder or Holders requesting that the Company effect the registration under the Securities Act of any or all of the Registrable Securities held by such Holder or Holders, which notice shall specify the intended method or methods of disposition of such Registrable Securities, the Company shall, within ten (10) days after receiving the Holder’s or Holders’ Demand, give written notice (the “Request Notice”) of such registration request to all other Holders. The Request Notice shall offer to each such Holder the opportunity to include in such registration statement such number of Registrable Securities as each such Holder may request within ten (10) days after the date of the Request Notice, subject to the limitations of this Section 2 and the other provisions of this Agreement. As promptly as possible after such ten (10) day period, the Company shall use its Best Efforts to effect, in the manner set forth in Section 4 hereof, the registration under the Securities Act of all such Registrable Securities for disposition in accordance with the intended method or methods of disposition stated in the Holder’s or Holders’ request, provided that:

(i) while a registration request is pending pursuant to this Section 2(a), the Company, with the prior approval of a majority of the Company’s Board of Directors, may delay commencing to effect such registration until 60 days after receipt of notice of such request if the Board of Directors determines, in good faith, that the filing of a registration statement at the time of such request would be materially detrimental to the Company such that such filing would have a material adverse effect upon the ability of the Company to consummate a material acquisition or other comparable extraordinary transaction, provided that the Company shall not be permitted to delay a requested registration in reliance on this clause (i) more than once in any twelve (12) month period; and

(ii) the Company shall not be obligated to file a registration statement relating to a registration request pursuant to this Section 2(a) within a period of two (2) months after the effective date of any other registration statement of the Company demanded pursuant to this Section 2(a).

(b) In the event that any registration pursuant to this Section 2 shall involve, in whole or in part, an underwritten offering, the Holder initiating the demand pursuant to Section 2(a) shall have the right to designate an underwriter as the sole lead managing underwriter of such underwritten offering, subject to the Company’s consent which shall not be unreasonably withheld.

3. Piggyback Registration.

(a) Subject to Section 3(b) below, if at any time the Company proposes to file or files a Registration Statement under the Securities Act with respect to any offering of securities of the same type as the Registrable Securities for its own account (other than a Registration Statement on Form S-8 or Form S-4 or any successor form thereto), or for the account of any security holder of securities of the same type as the Registrable Securities, then, as promptly as practicable, the Company shall give written notice of such proposed filing to each Holder and such notice shall offer the Holders the opportunity to include in such registration such number of Registrable Securities as each such Holder may request (a “Piggyback Registration”). The Company shall include in such Registration Statement all Registrable Securities requested by a Holder in writing within ten (10) calendar days after the delivery of any such notice (which Holder’s request shall specify the number of Registrable Securities intended to be disposed of by such Holder) to be included in the registration for such offering pursuant to a Piggyback Registration. Each Holder electing to participate in such Piggyback Registration shall be subject to all of the terms of such proposed registration and shall execute such usual and customary custody agreements, powers of attorney, underwriting agreements or other documents as are reasonably requested or required by the Company and any underwriter of such offering. Notwithstanding anything to the contrary contained herein, (i) no Holder hereunder shall have any registration rights with respect to, or be permitted to include any Registrable Securities on, the Company’s previously-filed Registration Statements on Form SB-2 (Commission File Nos. 333-123498 and 333-134085) and (ii) no Holder of Registrable Securities shall be permitted to register any Registrable Securities pursuant to the provisions hereof if such Holder may sell all of the Registrable Securities beneficially owned by such Holder under Rule 144 under the Securities Act within a single three month period.

(b) The Company shall use its best efforts to cause the managing underwriter or underwriters of a proposed public offering to permit the Registrable Securities requested to be included in the registration for such offering under Sections 2(a) or 3(a) above to be included on the same terms and conditions as any similar securities included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters participating in such offering advises each of the Holders in writing (with a copy to the Company) that the total amount of securities requested to be included in such Demand or Piggyback Registration exceeds the amount which can be sold in (or during the time of) such offering without adversely affecting the marketability of the offering (including the price per share or the number of securities to be sold), then, after including all shares proposed to be sold by the Company in a Company-initiated registration or all shares proposed to be sold by the holders participating in a secondary registration on behalf of other holders of the Company’s securities, the amount of securities to be offered for the account of the requesting Holders shall be reduced pro rata among the Holders participating in such offering on the basis of the number of Registrable Securities owned by each such Holder.

(c) Each Holder agrees to furnish to the Company a signed and completed Notice and Questionnaire in the form attached to this Agreement as Annex A (a “Selling Holder Questionnaire”) not less than seven (7) Trading Days prior to the proposed filing date of the Registration Statement. Notwithstanding anything to the contrary contained in this Agreement, no Holder shall be entitled to be named as a selling stockholder in the Registration Statement as of the effective time thereof, and no Holder shall be entitled to use the Prospectus forming a part thereof for offers and resales of Registrable Securities at any time, unless such Holder has returned a properly completed and signed Selling Stockholder Questionnaire to the Company by the deadline for response set forth in the foregoing sentence. Any Holder of Registrable Securities that has returned a properly completed and signed Selling Holder Questionnaire to the Company within the deadline set forth above shall be referred to as an “Electing Holder.” In addition, if a Holder fails to furnish any information to the Company within five (5) Trading Days after a written request from the Company for such information, such Holder’s name may be removed or excluded from the Registration Statement or Prospectus forming a part thereof.

4. Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Not less than ten (10) Trading Days prior to the initial filing of the Registration Statement or any related Prospectus, and not less than three (3) Trading Days prior to the filing of any amendment or supplement thereto, furnish to each Holder copies of all such documents proposed to be filed with the Commission (including documents incorporated or deemed incorporated by reference to the extent requested by such Person), which documents will be subject to the review and comment of such Holders;

(b) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement effective as to the applicable Registrable Securities until the expiration of the Effectiveness Period (as defined in the next sentence). With respect to a Registration Statement, the term “Effectiveness Period” shall mean the first to occur of (i) the date that all Registrable Securities included in the Registration Statement may be sold in compliance with Rule 144(k) under the Securities Act, (ii) the date that the Holders have sold all Registrable Securities included in the Registration Statement (pursuant to the Registration Statement or otherwise), (iii) the date that all Registrable Securities included in the Registration Statement are no longer outstanding; or (iv) the date that is two years after the effective date of the Registration Statement.

(c) Cause the related Prospectus to be amended or supplemented by any required supplement, which supplement shall be filed with the Commission pursuant to Rule 424 if required by such rule;

(d) Respond as promptly as reasonably possible to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and, within a reasonable period of time, upon request of a Holder, provide such Holder with a true and complete copy of all correspondence from and to the Commission relating to the Registration Statement;

(e) Use its reasonable best efforts to comply with all applicable rules and regulations of the Commission related to the registration of the Registrable Securities;

(f) Notify the Electing Holders as promptly as reasonably possible (i) when the Registration Statement or any post-effective amendment has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the happening of any event (or the passage of time, or both) as a result of which (A) the Prospectus included in the Registration Statement (or any document incorporated or deemed to be incorporated therein by reference) contains an untrue statement of a material fact or omits any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) the financial statements contained therein are ineligible to be relied upon or included therein for any reason, or (C) any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference is required to be revised so that the Registration Statement or the Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(g) Use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;

(h) Promptly deliver to each Electing Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Electing Holder may reasonably request in connection with resales of Registrable Securities by the Electing Holder. Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Electing Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving on any notice pursuant to Section 4(f).

(i) Prior to any resale of Registrable Securities by an Electing Holder, use its commercially reasonable efforts to register by coordination or cooperate with the selling Electing Holders in connection with the registration (or exemption from the Registration) of such

Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep the registration (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(j) If requested in writing by the Electing Holders, cooperate with the Electing Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may so request.

(k) Upon the occurrence of any event contemplated by Section 4(f)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Electing Holders in accordance with clauses (ii) through (v) of Section 4(f) above to suspend the use of any Prospectus, then the Electing Holders shall suspend use of such Prospectus. The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.

5. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Trading Market on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. Except as provided in any of the Transaction Documents, in no event shall the Company be responsible for any broker or similar commissions or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.

6. Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved by the Holder for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holders have approved the contents of Annex B hereto for this purpose); (ii) (A) the use or attempted use by such Holder of a Prospectus at any time that the Holder is not permitted to use such Prospectus, or (B) in the case of an occurrence of an event of the type specified in Section 4(f)(ii)-(v), any use or attempted use of the Prospectus by the Holder after the Company has notified such Holder in writing of the suspension of the Prospectus and prior to the receipt by such Holder of the Advice contemplated in Section 7(d); or (iii) the failure of any Holder to comply with the prospectus delivery requirements of the securities laws. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (i) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act, (ii) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (A) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished to the Company by the Holder specifically for inclusion in the

Registration Statement or such Prospectus or (B) to the extent that such untrue statements or omissions are based solely upon information regarding such Holder furnished to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved by the Holder for use in the Registration Statement (it being understood that the Holders have approved Annex B hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto; (iii) the use or attempted use by such Holder of a Prospectus at any time that the Holder is not permitted to use such Prospectus; or (iv) in the case of an occurrence of an event of the type specified in Section 4(f)(ii)-(v), use or attempted use of the Prospectus by the Holder after the Company has notified such Holder in writing of the suspension and prior to the receipt by such Holder of the Advice contemplated in Section 7(d). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel reasonably satisfactory to the Indemnifying Party at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party which consent shall not be unreasonably withheld, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

(d) Contribution. If a claim for indemnification under Section 6(a) or 6(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

(e) The parties hereto agree that it would not be just and equitable if contribution pursuant to Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(e), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by such Holder.

(f) The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

7. Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

(c) Discontinued Disposition. Each Electing Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 4(f), such Electing Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Electing Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.

(d) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and Holders of at least 50% of the then-outstanding Registrable Securities, unless the waiver or consent effects only the waiving or consenting of one or more particular Holders, in which case such waiver or consent need only be signed by such Holder or Holders.

(e) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be made in accordance with the provisions of the Purchase Agreement. Notwithstanding the foregoing, each Holder acknowledges that any communications or deliveries required to be made to a Holder hereunder may be made by e-mail or other electronic means.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement, subject to applicable law.

(g) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(h) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined with the provisions of the Purchase Agreement.

(i) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(l) Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

* * *

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

SYNOVA HEALTHCARE GROUP, INC.

By:	/s/ Stephen E. King
Name: Stephen E. King
Title: Chairman and Chief Executive Officer

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

[PURCHASER’S SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

Name of Purchaser: _______________________________________________________________________________

Signature of Authorized Signatory of Purchaser: _________________________________________________________

Name of Authorized Signatory: ____________________________________________________________________________

Title of Authorized Signatory: _____________________________________________________________________________

[SIGNATURE PAGES CONTINUE]

ANNEX A

Synova Healthcare Group, Inc.

Selling Securityholder Notice and Questionnaire

The undersigned beneficial owner of common stock, par value $0.001 per share (the “Common Stock”), of Synova Healthcare Group, Inc., a Nevada corporation (the “Company”), (the “Registrable Securities”) understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the undersigned’s Registration Rights Agreement (the “Registration Rights Agreement”), among the Company and the Purchasers named therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

In order to have Registrable Securities included in the Registration Statement (or a supplement or amendment thereto), this Selling Securityholder Notice and Questionnaire (“Selling Securityholder Questionnaire”) must be completed, executed and delivered to the Company at the address set forth herein for receipt AS SOON AS POSSIBLE BUT IN NO EVENT AFTER                     , 200    . Record or beneficial owners of Registrable Securities who do not properly complete, execute and return this Selling Securityholder Questionnaire by such dates (i) will not be named as selling securityholders in the Registration Statement and (ii) may not use the Prospectus forming a part thereof for resales of Registrable Securities.

Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by him/it and listed below in Item 3 (unless otherwise specified under such Item 3) in the Registration Statement. The undersigned, by signing and returning this Selling Securityholder Questionnaire, agrees to be bound with respect to such Registrable Securities by the terms and conditions of this Selling Securityholder Questionnaire and the Registration Rights Agreement, as if the undersigned Selling Securityholder were an original party thereto.

Upon any sale of Registrable Securities pursuant to the Registration Statement, the Selling Securityholder will be required to deliver to the Company the Notice of Transfer (completed and signed) set forth in Exhibit 1 to this Selling Securityholder Questionnaire.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1.	Name.

(a)	Full Legal Name of Selling Securityholder

_________________________________________________________________________________________

_________________________________________________________________________________________

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

_________________________________________________________________________________________

_________________________________________________________________________________________

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

_________________________________________________________________________________________

_________________________________________________________________________________________

2.	Address for Notices to Selling Securityholder:

_____________________________________________________________________________________________

_____________________________________________________________________________________________

Telephone: ____________________________________________________________

E-mail:

Fax:

Contact Person: ____________________________________________________

3.	Beneficial Ownership of Securities:

Except as set forth below in this Item (3), the undersigned Selling Securityholder does not beneficially own any securities of the Company or shares of Common Stock that may be issued upon the exercise or conversion of any securities of the Company.

(a)	Number of Registrable Securities (as defined in the Registration Rights Agreement) beneficially owned:

_________________________________________________________________________________________

_________________________________________________________________________________________

Number of Registrable Securities (if any) that may be issued upon the exercise or conversion of securities:

(b)	Number of securities other than Registrable Securities beneficially owned:

_________________________________________________________________________________________

_________________________________________________________________________________________

Number of securities other than Registrable Securities (if any) that may be issued upon the exercise or conversion of securities:

(c)	Number of Registrable Securities to be included in the Registration Statement:

_________________________________________________________________________________________

_________________________________________________________________________________________

Number of Registrable Securities (if any) that may be issued upon the exercise or conversion of securities, which Registrable Securities are to be included in the Registration Statement:_________________________________

4. (a)	State whether the undersigned Selling Securityholder has or will enter into “hedging transactions” with respect to shares of Company Common Stock.

Yes  ☐    No  ☐

If yes, you must provide a complete description of the hedging transactions into which the undersigned Selling Securityholder has entered or will enter and the purpose of such hedging transactions, the extent to which such hedging transactions remain in place.

_________________________________________________________________________________________

_________________________________________________________________________________________

Please note that the Commission may deem short sales of securities covered by a registration statement prior to the effectiveness of such registration statement as a violation of Section 5 of the Securities Act.

(b)	State whether the undersigned Selling Securityholder has sold any of the Registrable Securities or shares of common stock of the Company short since the date of original issuance of the Registrable Securities.

Yes  ☐    No  ☐

If yes, you must provide a complete description of the short sale, including the number of shares of common stock of the Company involved and whether the short position remains in place.

5.	Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes  ☐    No  ☐

Note:	If yes, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(b)	Are you an affiliate of a broker-dealer?

Yes  ☐    No  ☐

(c)	If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes  ☐    No  ☐

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(d)	State whether the undersigned Selling Securityholder received Registrable Securities as compensation for underwriting activities and please explain.

Yes  ☐    No  ☐

6.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

By signing below, the Selling Securityholder acknowledges that it understands its obligation to comply, and agrees that it will comply, with the prospectus delivery and other provisions of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, particularly Regulation M.

In the event that the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item (3) above after the date on which such information is provided to the Company, the Selling Securityholder agrees to notify the transferee(s) of its rights and obligations under this selling Securityholder Questionnaire and the Registration Rights Agreement.

By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items (1) through (6) above and the inclusion of such information in the Registration Statement and related Prospectus. The Selling Securityholder understands that such information will be relied upon by the Company in connection with the preparation of the Registration Statement and related Prospectus.

In accordance with the Selling Securityholder’s obligations under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Registration Statement, the Selling Securityholder agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein which may occur subsequent to the date hereof at any time while the Registration Statement remains in effect and to provide any additional information as the Company reasonably may request. Except as otherwise provided in the Registration Rights Agreement, all notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing, by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery as follows:

(i)	To the Company:

Synova Healthcare Group, Inc.

Rose Tree Corporate Center

1400 N. Providence Road

Suite 6010, Building II

Media, PA 19063

Attention: Stephen King

(ii)	With a copy to:

Blank Rome LLP

One Logan Square

Philadelphia, PA 19103

Attention: Jeffrey M. Taylor, Esquire

Once this Notice and Questionnaire is executed by the Selling Securityholder and received by the Company, the terms of this Selling Securityholder Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of the Company and the Selling Securityholder (with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed in Item (3) above). This Agreement shall be governed in all respects by the laws of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Selling Securityholder Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Selling Securityholder (Print/type full legal name of beneficial owner of Registrable Securities)

By:
Name:
Title:

PLEASE RETURN THE COMPLETED AND EXECUTED SELLING SECURITYHOLDER QUESTIONNAIRE FOR RECEIPT AS SOON AS POSSIBLE BUT IN NO EVENT LATER THAN                    , 200     TO THE COMPANY AT:

Synova Healthcare Group, Inc.

Rose Tree Corporate Center

1400 N. Providence Road

Suite 6010, Building II

Media, PA 19063

Attention: Stephen E. King, Chairman and CEO

With a copy to:

Blank Rome LLP

One Logan Square

Philadelphia, Pennsylvania 19103

Attention: Jeffrey M. Taylor, Esquire

Exhibit 1 to Selling Securityholder Questionnaire

NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

Synova Healthcare Group, Inc. Rose Tree Corporate Center

1400 N. Providence Road

Suite 6010, Building II

Media, PA 19063

Attention: Stephen King

Re:	Synova Healthcare Group, Inc. (the “Company”) Common Stock, par value $.001 per share (the “Stock”)

Dear Sirs:

Please be advised that                      has transferred                      shares of the Company’s common stock pursuant to an effective Registration Statement on Form SB-2 (File No. 333-                    ) filed by the Company.

We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied with respect to the transfer described above and that the above-named beneficial owner of the common stock is named as a selling securityholder in the Prospectus dated                     , 200     or in amendments or supplements thereto, and the number of shares of common stock transferred are [a portion of] the shares of common stock listed in such Prospectus, as amended or supplemented, opposite such owner’s name.

Dated:

Very truly yours, (Name)

By:
(Authorized Signature)

ANNEX B

PLAN OF DISTRIBUTION